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                                                                    EXHIBIT 1


                            JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Amendment No. 4 to the Schedule 13D with respect to the common stock of Arakis Energy Corporation (including any amendments thereto) and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

         In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement on the dates indicated.



Date: January 8, 1998                  SANDS PETROLEUM AB



                                       By: /s/ Adolf H. Lundin
                                         ---------------------------------------
                                            Adolf H. Lundin, Chairman


Date: January 8, 1998                  INTERNATIONAL PETROLEUM CORPORATION



                                       By: /s/ Adolf H. Lundin
                                         ---------------------------------------
                                            Adolf H. Lundin, Chairman


Date: January 8, 1998                  IPC LIMITED



                                       By: /s/ Ian H. Lundin
                                         ---------------------------------------
                                            Ian H. Lundin, President